Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 16, 2015, with respect to the consolidated financial statements included in the Annual Report of CAMAC Energy Inc. on Form 10-K for the year ended December 31, 2014. We hereby consent to the incorporation by reference of said reports in the Registration Statements of CAMAC Energy Inc. on Forms S-3 (File No. 333-163869,  333-167013, and 333-201177) and on Forms S-8 (File No. 333-175294, 333-160737, 333-152061 and 333-194503).

/s/ GRANT THORNTON LLP

Houston, Texas

March 16, 2015